UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

THE WESTERN UNION COMPANY

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Explanatory Note

On March 28, 2023, The Western Union Company (the “Company”) filed with the Securities and Exchange Commission a Definitive Proxy Statement on Schedule 14A (the “Proxy Statement”) and the related proxy card (the “Original Proxy Card”) for the Company’s 2023 Annual Meeting of Stockholders.

The description of Proposal 6 in the Original Proxy Card has been updated for increased clarity (the “Updated Proxy Card”). It now reads “Stockholder Proposal Regarding Stockholder Right to Act by Written Consent.” No other changes have been made to the Proxy Statement or the Original Proxy Card.

If you received the Original Proxy Card by mail, you will also receive an Updated Proxy Card by mail. If you have already voted using the Original Proxy Card, your vote is still valid and will be counted as you directed. If you decide to vote again using the Updated Proxy Card, your prior vote will be superseded.

The Updated Proxy Card is now available at www.proxyvote.com or www.proxydocs.com/brokers/WU for beneficial holders and www.proxydocs.com/WU for registered holders. Stockholders who received electronic delivery of the Company’s proxy materials will receive an additional email including a link to the applicable voting platform with the Updated Proxy Card.

Western Union
Shareowner Services
P.O. Box 64945
St. Paul, MN 55164-0945

Address Change? Mark box, sign, and indicate changes below: ☐

TO VOTE BY INTERNET OR TELEPHONE, SEE REVERSE SIDE OF THIS PROXY CARD.

FPO

TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW, SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.

The Board of Directors Recommends a Vote FOR Items 1, 2, 4 and 5, and 1 Year for Item 3.

Election of directors:

	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN
1a. Martin I. Cole	☐	☐	☐	**1f.** Timothy P. Murphy	☐	☐	☐
1b. Betsy D. Holden	☐	☐	☐	**1g.** Jan Siegmund	☐	☐	☐

Please fold here – Do not separate

	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN
1c. Jeffrey A. Joerres	☐	☐	☐	**1h.** Angela A. Sun	☐	☐	☐
1d. Devin B. McGranahan	☐	☐	☐	**1i.** Solomon D. Trujillo	☐	☐	☐
1e. Michael A. Miles, Jr.	☐	☐	☐				

Other Matters:

2. Advisory Vote to Approve Executive Compensation		☐ For	☐ Against	☐ Abstain	
3. Advisory Vote on the Frequency of the Vote on Executive Compensation	☐ 1 year	☐ 2 years	☐ 3 Years	☐ Abstain	
4. Ratification of Selection of Ernst & Young LLP as our Independent Registered Public Accounting Firm for 2023		☐ For	☐ Against	☐ Abstain	
5. Amendment to the Charter to limit liability for certain officers		☐ For	☐ Against	☐ Abstain	

The Board of Directors Recommends a Vote AGAINST Item 6.

6. Stockholder Proposal Regarding Stockholder Right to Act by Written Consent	☐ For	☐ Against	☐ Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR ITEMS 1, 2, 4 AND 5, 1 YEAR FOR ITEM 3, AND AGAINST ITEM 6. For shares held in The Western Union Company Incentive Savings Plan (the Plan), the Plan's Trustee will vote the shares as directed. If no direction is given on how to vote the shares to the Trustee by mail on or before May 9, 2023 or by Internet or phone by 11:59 p.m. (EDT) on May 9, 2023, the Plan's Trustee will vote your shares held in the Plan in the same proportion as the shares for which it receives instructions from all other participants in the Plan.

Date ______________________________

Signature(s) in Box

Please sign exactly as your name(s) appears on the Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

THE WESTERN UNION COMPANY

ANNUAL MEETING OF STOCKHOLDERS

May 12, 2023
8:00 a.m. (MDT)

The Western Union Company Corporate Headquarters
7001 East Belleview Avenue
Denver, Colorado 80237

The Western Union Company
7001 East Belleview Avenue
Denver, Colorado 80237

proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 12, 2023.

The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted “FOR” Items 1, 2, 4 and 5, “1 YEAR” for Item 3, and “AGAINST” Item 6.

By signing the proxy, you revoke all prior proxies and appoint Devin McGranahan and Benjamin Adams and each of them with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments and postponements thereof.

Vote by Internet, Telephone or Mail
24 Hours a Day, 7 Days a Week

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET

www.proxypush.com/wu

Use the Internet to vote your proxy until 11:59 p.m. (EDT) on May 11, 2023. Scan the QR code on front for mobile voting.

PHONE

1-866-883-3382

Use a touch-tone telephone to vote your proxy until 11:59 p.m. (EDT) on May 11, 2023.

MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope provided in time to be received by May 11, 2023.

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.